Exhibit 10.26

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

MASTER DEVELOPMENT AGREEMENT

BETWEEN THE UNDERSIGNED:

sanofi-aventis U.S. LLC, with offices at 55 Corporate Drive, Bridgewater, NJ 08807 (“SANOFI”), acting for itself and on behalf of its Affiliates (as this term is hereinafter defined),

hereinafter collectively referred to as “SANOFI”,

On the one part,

AND:

Cancer Prevention Pharmaceuticals, Inc., incorporated in the state of Delaware, USA and having a principal place of business at 1760 E. River Road, Suite 250, Tucson, AZ 85718, hereinafter referred to as "CPP”,

On the other part,

SANOFI and CPP are hereinafter individually or collectively referred to as “Party” or “Parties”,

WITNESSETH:

WHEREAS, SANOFI and CPP entered into a Product Manufacturing & Supply Agreement effective June 30, 2009, as amended by a First Amendment effective September 3, 2009 and further amended by that certain Assignment, Assumption & Second Amendment made effective February 29, 2012, (collectively, the “Supply Agreement”), whereby SANOFI is the exclusive supplier of clinical and commercial quantities of Products (as defined in the Supply Agreement) in the Field (as defined in the Supply Agreement) and whereby future arrangements are contemplated under which SANOFI will be the exclusive developer of DFMO (as defined in the Supply Agreement) in combination with other ingredients, which combination products are referred to in the Supply Agreement as the “DFMO Products;”

WHEREAS, the parties wish to enter into this Master Development Agreement under which SANOFI and/or certain of SANOFI's Affiliates shall provide certain services to CPP in connection with the development of DFMO Products; and

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

WHEREAS, CPP desires that SANOFI provide such services to CPP after the Effective Date, and SANOFI agrees to provide such services or to cause its Affiliates to provide such services to CPP pursuant to the terms of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

The following terms as used in this Agreement shall have the meaning set forth in this Article 1:

1.1	“Agreement” shall mean the present Master Development Agreement together with all its attached exhibits, as they may be amended or otherwise modified from time to time.

1.2	“Affiliate” of a Party to this Agreement means any entity that controls, is controlled by, or is under common control with such Party. For the purposes of this definition, an entity shall be deemed to control another entity if it owns or controls directly or indirectly a majority of the voting equity or assets of the other entity (or other comparable ownership interest for an entity other than a corporation).

1.3	"Background IP" shall mean a Party's Intellectual Property used in connection with the performance of the Services including any patented technology, know-how, trade secret, invention and proprietary information (including Confidential Information) that: (a) was in the Party's possession prior to the date of the disclosure of the Confidential Information; (b) represents a reduction to practice of that Party’s conception that was made before the Effective Date; (c) any Intellectual Property subsequently generated or acquired independently by a Party outside the scope of this Agreement without reference to the other Party’s Confidential Information; and (d) any Intellectual Property Rights associated with any of the foregoing.

1.4	“Confidentiality Agreement” means that certain confidentiality agreement between SANOFI and CPP made effective January 28, 2009 (attached hereto as Exhibit 2).

1.5	"Confidential Information" has the meaning given that term in the Confidentiality Agreement.

1.6	“Exclusivity Period” has the same meaning given that term in the Supply Agreement.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

1.7	“Improvement” means any and all information, know-how, results, designs, inventions, developments, improvements, modifications, innovations, synthesis and associated Intellectual Property Rights, whether patentable or not, developed, generated or obtained by SANOFI in the course of performing, or within the scope of, the Services and/or as a result of the Services, related to the process or methods of manufacturing DFMO Products. For the avoidance of doubt, an “Improvement” does not include any information, know-how, results, designs, inventions, developments, improvements, modifications, innovations, synthesis and other associated Intellectual Property Rights, whether patentable or not, developed, generated or obtained by SANOFI in the course of performing, or within the scope of, the Services and/or as a result of the Services, pertaining to the uses or formulation of DFMO Products; rather, those items and matters will constitute Results.

1.8	“Intellectual Property” has the meaning given that term in the Supply Agreement.

1.9	“Intellectual Property Rights” means any and all legal rights granted with respect to Intellectual Property under or through copyrights, trademarks, patents, patent applications, or other governmental registrations or that are afforded Intellectual Property under law, including without limitation the right to file or claim priority rights or rights under any treaty with regard to the same.

1.10	“Regulatory Authority(ies)” means any governmental agency having jurisdiction over the activities contemplated under this Agreement, including but not limited to the authorization to manufacture or market DFMO Product in any territory.

1.11	“Requirements” shall mean the tests, procedures and other activities detailed in a “Development Requirements” exhibit attached to a particular SOW that are required to assess the suitability of the manufacturing processes for DFMO Products in accordance with the Specifications. For the avoidance of doubt, the Requirements are deemed to be CPP Confidential Information.

1.12	“Results” shall mean all results, information, data (including raw data), documents, know-how, products, processes, analytical developments, methods, formulations, software, devices, discoveries, materials, reports, samples, inventions, and whether patentable or not, generated or obtained in whatever form in the course of performing, or within the scope of, the Services and/or as a result of the Services, related to any of the DFMO Product, its formulation, its uses except to the extent any of the foregoing constitute an Improvement. For the avoidance of doubt, all Results are deemed to be CPP’s Confidential Information.

1.13	“Services” shall mean activities and tasks of SANOFI detailed in a particular SOW.

1.14	“Statement of Work” or “SOW” shall mean any statement of work, executed by the parties, describing particular services to be provided by SANOFI to CPP, subject to the terms of this Agreement, including Section 4.1 below. Upon execution and delivery by both parties, a SOW shall become part of this Agreement. In the case of any conflict between the terms of this Agreement and any SOW, the terms of this Agreement will control. A form of SOW is attached hereto as Exhibit 1.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

1.15	"Specifications" shall mean the specifications of the DFMO Product set forth in a particular SOW. For the avoidance of doubt, the Specifications are deemed to be CPP Confidential Information.

1.16	“Term” shall mean the initial Term of this Agreement as defined in Article 8 hereof, and any renewal period thereafter, if any.

ARTICLE 2 - SCOPE OF THE AGREEMENT; EXCLUSIVITY

This Agreement sets forth the terms and conditions under which CPP entrusts SANOFI for the performance of the Services and SANOFI hereby agrees to perform such Services, in accordance with the terms and conditions set forth in this Agreement and the applicable SOWs.

SANOFI shall use its commercially reasonable efforts to achieve the estimated timelines with respect to the Services and complete the Requirements, it being understood by the Parties that SANOFI shall provide CPP with the agreed deliverables, and in accordance with the Specifications, in due time but otherwise shall not guarantee a successful result with respect to the DFMO Product, in terms of its therapeutic qualities and achievements.

Subject to the conditions of exclusivity and termination of exclusivity set forth below, and during the Exclusivity Period: (a) the Services pertaining to DFMO Products provided hereunder are to be provided exclusively to, and for the benefit of, CPP; (b) SANOFI may not enter into any agreement to develop DFMO Products for any third parties; and (c) CPP may not contract with a third party to perform services related to DFMO Products, except as provided below. Except as provided in the immediately preceding sentence, nothing contained in this Agreement may be construed to obligate CPP to: (i) refrain at any time from disclosing any of its Confidential Information to any person; (ii) proceed with any transaction with any person apart from transactions from the development of DFMO Products not permitted by this Agreement during the Exclusivity Period; or (iii) create any joint venture, partnership, agency or further relationship between the parties In addition to the circumstances addressed in the immediately following paragraph, if SANOFI is unable to perform the Services with regard to one or more DFMO Products in accordance with the SOW and within its scope, to provide the deliverables specified in the SOW that satisfy the applicable specifications, or to obtain Results with regard to one or more DFMO Products that satisfy the applicable requirements set forth in an applicable SOW, or otherwise declines to perform DFMO Development Services for CPP, then CPP may, on ten days’ advance written notice to SANOFI, terminate SANOFI’s exclusivity as a developer hereunder with regard to those DFMO Products and Services. Additionally, the exclusivity conferred to SANOFI under this Agreement will expire or terminate with the termination of exclusivity under Article 2 of the Supply Agreement or the expiration or termination of the Exclusivity Period under the Supply Agreement.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

If CPP seeks to work with a third party to develop one or more DFMO Products other than CPP-1X/sul, then before entering into a definitive agreement with a third party to develop those DFMO Product(s), CPP shall provide SANOFI with written notice of CPP’s intent to develop those DMFO Products with a third party ("CPP Development Notice"). The Development Notice shall include a reasonable description of the DFMO Product to allow SANOFI to evaluate the opportunity. Within seven (7) business days after the CPP Development Notice, SANOFI shall either: (A) indicate in writing that it intends to provide a quote for those development services ("Development Response"), or (B) indicate that it does not desire to perform the development services. If SANOFI fails to timely respond, SANOFI shall be deemed to have elected not to provide a quote for those development services, and CPP will be free to enter into a definitive agreement with a third party for the development of those DFMO Product(s). If SANOFI provides a Development Response, SANOFI shall have an additional forty-five (45) days from the date of the Development Response to provide CPP with a written service order for those development services. If CPP determines, in good faith, that the terms of SANOFI’s service order are at least as favorable or more favorable to CPP than the other third-party quotes received by CPP for those development services, CPP will agree to and execute SANOFI’s service order. If the parties fail to agree on the terms of the service order for those development services during that 45-day period, CPP will be free to enter into a definitive agreement with a third party for the development of those DFMO Product(s). In no event may the foregoing be construed to prevent CPP from: (I) obtaining third party quotes with respect to any development services for DFMO Products or (II) developing DMFO Products on its own.

The foregoing is not intended, and may not be interpreted to nullify SANOFI’s appointment as exclusive commercial supplier in the Field under Section 2.1 of the Supply Agreement.

ARTICLE 3 – JOINT SERVICES COMMITTEE

Each of the Parties shall promptly after the execution of this Agreement appoint one or more appropriate persons with appropriate technical expertise to serve as members of a Joint Services Committee to supervise the Services and resolve or attempt to resolve any technical difficulties that may arise. Either Party may change its appointees at any time by a notice in writing to the other Party. The Joint Services Committee shall meet when needed or when called for by other provisions of this Agreement but at least on a quarterly basis during the Term. Meetings may be held in person, by telephone or by any other means and minutes shall be taken of any such meeting.

ARTICLE 4 – PERFORMANCE OF THE SERVICES

4.1	Performance of the Services.

Subject to the terms and conditions of this Agreement and CPP’s request and direction, SANOFI will perform for CPP the Services described in SOWs executed by the parties. Each SOW shall contain detailed Service descriptions, Specifications, and Requirements for the Services to be performed, and may also include but not be limited to timelines, payment terms, and deliverables.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

4.1.1	SANOFI warrants to the exclusion of any other warranties in this Agreement other than those set forth in Article 14 and without exclusion or limitation of any warranties provided under the Supply Agreement, that:

(i)	the Services shall be performed in a competent and professional-like manner, in accordance with good, generally recognized professional standards applicable to those similarly situated in SANOFI’s industry, and by personnel suitably qualified to perform the Services;

(ii)	SANOFI is the lawful owner, licensee or has proper legal rights to use the equipment, facilities, methods, technology and programs that SANOFI or its Affiliates will use for providing the Services and will meet the requirements of all applicable laws, regulations and standard inspection criteria;

(iii)	Where applicable, all deliverables will satisfy the applicable specifications set forth in the pertinent SOW;

(iv)	SANOFI has the right to assign the Results and corresponding Intellectual Property Rights to Client, and otherwise grant the rights granted to Client under this Agreement free and clear of any encumbrances;

(v)	SANOFI has not entered into any agreement that would grant any third party, or otherwise create any encumbrance upon, any Results;

(vi)	in providing the Services and producing the Results, Contractor will not knowingly infringe or misappropriate any Intellectual Property Rights of any third party; and

(vii)	the representations and warranties of SANOFI set forth in Section 9.2 (except for 9.2(i)) of the Supply Agreement are incorporated herein by this reference as if set forth in full, mutatis mutandis.

4.1.2	Each Party shall notify the other Party in writing, as soon as it becomes aware thereof, of any changes in the pending processes, methods, specifications and/or manufacturing processes, which could affect the performance of the Services and/or the Results pursuant to the Requirements. To that respect both Parties shall endeavor to agree upon any necessary actions and schedule modification resulting therefrom, including if needed appropriate adjustments to the prices defined in Section 5.1 in accordance with the procedures relating to Change Orders in Section 4.1.4 below. Such Change Order shall be approved, in writing, by the Parties before implementation.

4.1.3	SANOFI shall generate and maintain adequate, true and accurate tangible or electronic books, records, test and laboratory data, reports and other information relating to the Services conducted under this Agreement and in particular of all Results, data and developments made pursuant to its efforts under this Agreement (collectively, the “Records”). Upon request by CPP, SANOFI shall provide any and all Records. In addition to any interim reports required under a particular SOW, upon completion of Services outlined in a particular SOW, SANOFI shall prepare a final report summarizing all Services and Results related to such particular SOW, containing all Results. SANOFI must retain the Records for at least five (5) years following the date of completion of the Services under the SOW to which the Records and, upon CPP’s request, will deliver them to CPP at CPP’s expense and direction.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

4.1.4	If necessary for the performance of the Services, CPP shall have the right to give technical and scientific direction in relation to the development process and Services provided under any particular SOW. SANOFI shall promptly consider implementation of such direction. If SANOFI believes, in good faith, that the implementation of that direction will materially change a particular SOW by increasing the scope of the Services, the effort required to deliver deliverables, or extending the timeline to complete the Services, then within ten (10) business days after SANOFI’s receipt of CPP’s technical or scientific direction or any other time as the Parties may determine, SANOFI will so notify CPP in writing (each such writing, a "Change Notice") reflecting SANOFI’s reasonable determination of the consequent changes to the applicable portion of the SOW, including any applicable changes to the Services, deliverables, delivery schedule, and payments and payment schedule, if any, that will apply to the implementation of the direction. The Parties will diligently negotiate the proposed terms of the Change Notice in good faith, although neither party is obligated to agree to any Change Notice. Upon full execution of the agreed-upon Change Order, the Change Order will be effective and constitute an amendment to the applicable SOW. Neither Party will unreasonably withhold or delay its agreement to revisions to the SOW, except if either party disputes in good faith the need for those changes, the Parties will attempt to promptly and amicably resolve the dispute by discussions between the executive management of each Party. If the Parties do not agree on the revisions to the applicable SOW within ten (10) business days after CPP’s receipt of the Change Notice and neither Party elects to seek to resolve the dispute through discussion between executive management, the then-existing SOW will remain in full force and effect without regard to the Change Notice, and neither Party will have any further obligation with respect to the applicable Change Notice.

4.1.5	If CPP elects to have an employee or agent visit SANOFI’s facilities related to the Services, CPP will inform SANOFI, in writing and with sufficient notice, of the name(s) of its employee(s) visiting the premises. In this case, such employee must comply with SANOFI’s policy with respect to visitors, control, security, hygiene, health and safety rules applicable at the SANOFI’s premises. SANOFI will communicate these instructions to CPP prior to the arrival of CPP’s personnel on SANOFI’s premises. Such CPP personnel shall be informed of such rules and CPP shall be responsible for the respect of said rules by its personnel. Each visit shall be scheduled by mutual agreement of the parties and shall not exceed more than two business days per visit. CPP will not have the right to conduct more than two visits per calendar year.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

4.1.6	If the parties mutually agree that an agent or employee of SANOFI has to visit CPP’s facilities to perform services for the purpose of the Services on any CPP’s site, SANOFI and CPP will agree upon dates and SANOFI will inform CPP, in writing and with sufficient notice, of the name(s) of its employee(s) visiting the premises. In this case, such employee must comply with CPP’s policy with respect to visitors, control, security, hygiene, health and safety rules applicable at the CPP’s premises. CPP will communicate these instructions to SANOFI prior to the arrival of SANOFI’s personnel on CPP’s premises. Such SANOFI’s personnel shall be informed of such rules and SANOFI shall be responsible for the respect of said rules by its personnel.

ARTICLE 5 - PRICES - INVOICING - PAYMENTS

5.1	Remuneration

In consideration for the performance of the Services by SANOFI hereunder, CPP shall pay to SANOFI for the completion of the Services as set forth in a particular SOW. Except as set forth in the SOW, the prices are exclusive of taxes, duties, such as sales, export, import, value added tax which shall be added to the prices as appropriate.

5.2	Payment

SANOFI shall invoice CPP as specified in a particular SOW. CPP’s payment of undisputed amounts is due thirty (30) days, after the date of invoice. The parties understand and agree that SANOFI may suspend performance of any Services for CPP should any undisputed amounts under an invoice remain unpaid to SANOFI after the date ten (10) business days after SANOFI’s written notice to CPP of the failure to timely pay that amount.

ARTICLE 6- MATERIALS AND DOCUMENTATION PROVIDED BY CPP, CERTAIN WARRANTIES

6.1	Material(s)

In order to permit SANOFI to perform the Services, each SOW will specify that information and other materials, whether documentary or chemical, (collectively, the “Materials”) that SANOFI believes is necessary for performing the Services under the terms and conditions of this Agreement. For the avoidance of doubt, all Materials are deemed to be CPP’s Confidential Information.

6.2    CPP warrants that it will provide SANOFI with all information in its possession, at the time of execution of the Agreement, relating to environmental, toxic or other hazardous properties relating to or in connection with the any materials actually first provided to Sanofi by CPP. CPP’s obligation to provide information to SANOFI includes but is not limited to providing information where there is potentially any toxicity concerns related to the CPP Materials. In such case, CPP shall supply SANOFI with what shall be titled “Material Safety Data Sheets” corresponding to the CPP Materials.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

Upon completion of Services for a particular SOW, any unused quantity of Active Ingredient or other Materials utilized in the manufacture of DFMO Product(s), if any, shall be, as CPP will decide: (i) returned by SANOFI to CPP; (ii) destroyed by SANOFI on the expense of CPP (in which latter case SANOFI will provide CPP with a certificate evidencing the proper destruction) upon completion of the Services; or (iii) retained by SANOFI for use in other SOWs.

6.3	SANOFI Custody of Materials

While the Materials are in SANOFI’s custody, SANOFI shall be liable for the proper storage, use and handling of the Materials. If any Materials are improperly used by SANOFI outside the scope of Services, or destroyed or damaged by SANOFI, and such Materials cannot be utilized for Services under this Agreement SANOFI will be responsible for the cost of replacing those Materials.

6.4	Payment for Shipment

CPP is responsible for arranging and paying for the shipment of the Materials and the CPP Materials. All Materials and CPP Materials will be shipped to SANOFI FCA (Incoterms 2010) the plant at which the Services with respect to those Materials and CPP Materials will be performed.

7	- INTELLECTUAL PROPERTY

7.3	CPP Confidential Information.

SANOFI expressly agrees that all CPP's Confidential Information is and shall remain the sole property of CPP, and nothing herein contained shall be deemed to transfer to SANOFI any right, including property rights, under any CPP's Confidential Information, nor to grant SANOFI any rights to or license under any of CPP’s Intellectual Property Rights or any related or subsequent know-how or developments during the term of this Agreement or at any time thereafter, except for the grant of rights specifically set forth herein.

7.4	SANOFI Confidential Information.

CPP expressly agrees that all SANOFI's Confidential Information is and shall remain the sole property of SANOFI, and nothing herein contained shall be deemed to transfer to CPP any right, including property rights, under any SANOFI’s Confidential Information, nor to grant CPP any rights to or license under any of SANOFI’s patents, patent applications, know-how, patterns or trademarks relating to SANOFI's Information, equipment or know-how or any related or subsequent developments or improvement, during the term of this Agreement or at any time thereafter, except for the grant of rights specifically set forth herein.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

7.5	Background IP

(a)	Each Party shall retain all of its right, title and interest in and to its own Background IP. Each Party acknowledges that ownership of and title to the other Party’s Background IP, including the goodwill associated with its trade-marks, shall at all times remain with the other Party, and each Party shall not dispute or contest or assist others to dispute or contest the validity of any of the other Party’s Background IP. In addition, if a Party so disputes or contests or assists others to dispute or contest the validity of any of the foregoing rights of the other Party, the other Party shall have the right to terminate this Agreement immediately upon written notice.

(b)	During the term of this Agreement, CPP hereby grants to SANOFI a limited license under its rights to its Background IP, solely to the extent necessary for SANOFI to perform the Services and without payment of any additional fees.

7.6	Assignment of Results and Intellectual Property; Ownership of Improvements.

All Results and the Intellectual Property and the Intellectual Property Rights associated with or pertaining to the Results shall become automatically and immediately, at all times, both during and after the expiry or termination date of this Agreement, the exclusive property of CPP, which has the right, at its sole cost and in its sole discretion, to apply for and obtain Intellectual Property Rights in the United States and all foreign countries under any relevant and applicable intellectual property laws without any limitation whatsoever (domain, duration, territory, etc), and without any additional payment to SANOFI. To that end, SANOFI hereby assigns to CPP all its rights, title and interest in and to the Results and the Intellectual Property and Intellectual Property Rights associated with them. The rights, title and interests so assigned shall include, but not be limited to, rights of reproduction, adaptation, translation, exploitation and display, worldwide, in any form, on any medium and for the legal duration of protection of Intellectual Property Rights in the country of exploitation. Any and all Improvements and the Intellectual Property Rights associated with or pertaining to any and all Improvements will be the property of SANOFI, and will be included in and be the subject of the licenses granted by SANOFI to CPP under Article 11 of the Supply Agreement. If SANOFI elects not to pursue patent protection for any Improvement, it must promptly provide CPP written notice of that election and offer to assign that Improvement to CPP. On or before the date sixty days after CPP’s receipt of SANOFI’s written notice, CPP must provide SANOFI written notice of whether CPP elects to accept assignment of that Improvement. If CPP timely notifies SANOFI of its election to accept assignment of that Improvement, then that Improvement will be deemed part of, and incorporated into, the Results and SANOFI’s obligations with respect to the Results will be applicable to that Improvement. If CPP does not timely notify SANOFI of its election, then CPP will be deemed to have declined to accept assignment of that Improvement.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

7.7	Application of SANOFI Obligations to Employees and Agents.

SANOFI further covenants that: (a) its employees, agents, contractors or any persons working with SANOFI in such ways that they can be considered as inventors to any patentable invention or authors of any copyrightable material that, in either event, is generated as Results, are subject to obligations to SANOFI so as to enable SANOFI to comply with its obligations under this Agreement; (b) it will not encumber with, or place or allowed to be placed on, any Results or any Intellectual Property or Intellectual Property Rights associated with them any restrictions, mortgages, liens, pledges, or security interests; or (c) it will not grant any rights or interest in the Results or any Intellectual Property or Intellectual Property Rights associated with them to any third party.

7.8	Continuing Rights of CPP.

All quantities of DFMO Products or Materials, as well as all information, data and documents supplied to SANOFI by CPP or obtained by SANOFI within the performance of the Services are and shall remain the exclusive property of CPP.

7.9	Reasonable Assistance and Further Assurances.

Any Intellectual Property Rights that may be based on, or applied for on the basis of, the Results shall be the exclusive property of CPP or its designee (hereinafter the "Applicant"). They shall be filed in the name and at the cost of the Applicant. If reasonably requested by the Applicant, SANOFI shall, and shall cause its employees and consultants that may have contributed to the creation, making, inventing, development or production of any Results or Intellectual Property associated therewith, to promptly execute and delivery any and all documents that the Applicant may deem necessary or desirable to prepare, file for, obtain and maintain, any Intellectual Property Rights in any country of the world, and to promptly provide the Applicant with all other necessary assistance, even after termination of the Agreement, in order to enable it to apply for, obtain, maintain in force and defend such patents, without any payment other than the reimbursement of the expenses incurred by SANOFI for the time devoted to such assistance, subject to prior written approval of CPP on such expenses.

7.10	Rights in Bankruptcy.

The Parties acknowledge and agree that all rights and licenses granted under or pursuant to this Agreement to CPP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code and other similar foreign laws, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code or other similar foreign laws. CPP, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or other similar foreign laws.

7.11	Continued Effectiveness.

The provisions of this Article shall remain in full force and effect after the expiration or termination of this Agreement.

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8	- TERM AND TERMINATION

8.1	Term.

This Agreement shall be effective as from the date this Agreement is fully executed (the “Effective Date”), and shall, unless terminated earlier under the provisions of this Agreement, expire upon the expiration of the Exclusivity Period. This Agreement shall be extended or renewed only by means of a written amendment signed by and between the Parties and shall not be tacitly extended or renewed.

8.2	Termination of Agreement. This Agreement may be terminated in the following cases:

(i)	If the other Party breaches any of the material terms of this Agreement and fails to remedy such breach within thirty (30) days after notice requiring it to do so, the non-breaching Party shall have the right to terminate this Agreement upon one month prior written notice. Termination of this Agreement pursuant to this Subsection shall cause all SOWs then outstanding to concurrently terminate with the termination of this Agreement, unless the Parties otherwise agree in writing If SANOFI is the breaching party, CPP will have no obligation to make further payments after termination except for Services already performed by SANOFI up to the date of termination that resulted in any deliverable specified in the SOW being provided to and accepted by CPP or that achieved the Results applicable to those Services specified in the SOW, where Results are specifically outlined in such SOW, and where such Results are specifically stated to be an obligation of SANOFI within such SOW;

(ii)	by a Party if the other Party hereto files an order (or has filed against or on its behalf such order) of bankruptcy under any applicable law, or becomes insolvent or bankrupt, makes an assignment for creditors, whether voluntary or involuntary, is unable to pay its debts as they become due, or enters into liquidation, if applicable;

(iii)	By CPP, upon ninety (90) days prior written notice to SANOFI, if CPP decides development is substantially delayed or terminated or if CPP determines in good faith that the commercial potential for DFMO containing products, does not warrant furtherance of the project;

(iv)	By SANOFI, upon nine (9) months prior written notice to CPP, for any reason, in which event no additional SOWs shall be executed after the date of receipt of termination notice, but SANOFI must complete all Services to be performed under any SOWs outstanding as of the date of SANOFI’s termination notice;

(v)	By CPP if a Force Majeure event as defined herein lasts for more than one (1) month pursuant to Article 12 of the Agreement; or

(vi)	Upon termination or expiration of the Supply Agreement.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

8.3	Termination of SOWs.

CPP may, in its sole discretion, terminate any SOW upon sixty (60) days prior written notice to SANOFI. If CPP so terminates a SOW, unless the Parties otherwise agree in writing, each other SOW then in progress will not be affected and the Services with respect to which will continue to be conducted, billed, and paid for until completion of each such SOW, which will continue to be governed by this Agreement as if not terminated. In the event of termination of any SOW, CPP is obligated to pay SANOFI only those fees earned by SANOFI for Services performed through the effective date of termination and any reimbursable expenses incurred in the performance of the Services under the terminated SOW.

8.4	Surviving Obligations.

Except to the extent otherwise expressly provided in this Agreement, each Party’s rights and obligations under each provision of this Agreement that accrued before the effective date of expiration or earlier termination or that, by their nature, should survive the termination of this Agreement, survive any termination of this Agreement and continue in full force and effect. In addition to any provision of this Agreement that expressly provides for acts or obligations to continue beyond the termination or expiration of this Agreement, this Section and Section 4.1.1, 4.1.3 (with respect to the obligation and time period for retention of Records and CPP’s right to inspect and take possession of the Records), and 8.5, and Articles 7, 10, 11, 12, 14 and 15, and corresponding definitions or provisions that may be suitable for giving those provisions their intended meaning or affect, survive the expiration or earlier termination of this Agreement

8.5	Rights and Obligations upon Expiration or Termination.

SANOFI may, at its sole discretion, terminate any SOW upon providing CPP with nine (9) months prior written notice.

Termination of a SOW, or termination or expiration of the Agreement will not relieve a party from any liability that, at the time of such termination or expiration, has already accrued to the other party, or which is attributable to the period prior to such expiration or termination, except as may otherwise be set forth herein. The termination of this Agreement or a SOW shall be without prejudice to any right or obligations of either Party under any Articles of this Agreement that, by nature, shall survive termination. Promptly after the termination of this Agreement, SANOFI must destroy or return to CPP all copies of Materials and documents or copies thereof in tangible form, including electronic or magnetic form, containing any CPP Confidential Information. As soon as practicable after termination of this Agreement, SANOFI must deliver to CPP any and all Results and Records, reasonably organized, catalogued and indexed.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

9	– AUTHORIZATIONS - REGULATORY OBLIGATIONS

Each Party shall maintain all licenses, permits and registrations in connection with its obligations under this Agreement. With respect to the DFMO Product(s), SANOFI shall provide commercially reasonable support to CPP when CPP submits any documents for filing purpose to the Regulatory Authorities during the term of this Agreement, which may include filings or engaging in any communications with, or respond to any questions or requests from, any Regulatory Authorities in the manner required under Article 8 of the Supply Agreement.

10	– INDEMNIFICATION

10.1	Indemnification for Direct Claims.

10.1.1	In the event of any claim by CPP under the warranty set forth in clauses (i) (ii) or (iii) of Subsection 4.1.1 above, SANOFI shall only be responsible for promptly correcting such deficient Services and, to the extent applicable, promptly replacing the DFMO Products, at SANOFI’s sole expense.

10.1.2	Except as otherwise provided in Section 10.2, each Party shall indemnify the other Party, its Affiliates and its respective officers, directors, managers, agents, representatives and employees (the “Indemnifiable Parties”) against, and hold them harmless from any and all direct claims, losses or damages, excluding lost profits, revenues or opportunities of any kind but including reasonable attorney’s fees, suffered by any Indemnifiable Party as a result of the gross negligence or willful misconduct of the other Party under this Agreement.

10.1.3	Except as otherwise provided in Section 10.1.1 and 10.1.2, each Party shall indemnify the other Party’s Indemnifiable Parties against, and hold them harmless from any and all direct claims, losses or damages, excluding lost profits, revenues or opportunities of any kind but including reasonable attorney’s fees, suffered by any Indemnifiable Party as a result of the breach of this Agreement by the other Party under this Agreement.

10.1.4	In the event of a claim (other than a Third Party Claim as defined in Section 10.3) made by one Party and/or its Affiliates under Section 10.1 as the case may be (a “Direct Claim”), the Indemnifiable Party shall notify such Direct Claim in writing to the indemnifying party (“Indemnifying Party”) with reasonable promptness, specifying the nature and grounds of such Direct Claim and the amount or estimated amount thereof (which estimate is for information only and shall not be conclusive of the final amount of such Direct Claim nor actionable); provided, however, that the prompt giving of such notice shall not be condition precedent to indemnification under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by any delay in receiving such notice. The Indemnifiable Party shall further provide to the Indemnifying Party as soon as it becomes available any information in relation to the Direct Claim.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

10.2	Indemnification for Third Party Claims.

In the event of a claim by a third party arising in connection with the provision of any of the Services (“Third Party Claim”), the following rules shall apply:

10.2.1	SANOFI shall indemnify CPP and its respective officers, directors, managers, agents, representatives and employees (the “CPP’s Indemnified Parties”) against, and hold CPP’s Indemnified Parties harmless from any and all direct claims, losses or damages, including without limitation reasonable attorney’s fees, arising out of, or resulting from, any Third Party Claim asserted against any CPP’s Indemnified Party for any losses or damages as a result of (i) any breach by SANOFI of its representation and warranty as set forth in Section 4.1 or in Section 14.6 hereto, (ii) the negligence or willful misconduct of SANOFI and/or its Affiliates under this Agreement, (iii) SANOFI’s violation of any applicable law or regulations, or (iv) SANOFI’s breach of its obligations under this Agreement, except to the extent such claims, losses or damages are caused by any event, action or omission that CPP is obligated to indemnify SANOFI under Subsection 10.2.2..

10.2.2	CPP shall indemnify SANOFI, its Affiliates and its respective officers, directors, managers, agents, representatives and employees (the “SANOFI’s Indemnified Parties”) against, and hold SANOFI’s Indemnified Parties harmless from any and all direct claims, losses or damages, including without limitation reasonable attorney’s fees, arising out of, or resulting from, any Third Party Claim asserted against any SANOFI’s Indemnified Party for any losses or damages as a result of (i) the negligence or willful misconduct of CPP and/or its Affiliates under this Agreement, (ii) CPP’s violation of any applicable law or regulations, or (iii) CPP’s breach of its obligations under this Agreement; except to the extent such claims, losses or damages are caused by any event, action or omission that SANOFI is obligated to indemnify CPP under Subsection 10.1.2.

10.2.3	In the event of a Third Party Claim, the Indemnifiable Party shall with reasonable promptness send to the indemnifying party (“Indemnifying Party”) a written notice specifying the nature of such claim or demand and the amount or estimated amount (which estimate shall not be conclusive of the final amount of such claim and demand) (a “Third Party Claim Notice”). The Indemnifying Party shall take such action to avoid, defend, dispute, resist, appeal or compromise such claim as it may determine, after consulting the Indemnifiable Party and taking into account its reasonable comments and requests. The Indemnifiable Party shall take, at the Indemnifying Party’s expense, all reasonable steps to avoid or mitigate any losses, damages or injury in respect of which it might be entitled to indemnification. The Indemnifying Party shall conduct the defense of the Third Party Claim in good faith using all the means and defenses reasonably available to it. The Indemnifying Party shall further keep the Indemnifiable Party informed of the developments of the underlying claim and its defense and shall promptly provide the Indemnifiable Party with all notices, communications and filings (including court papers) in relation thereto. No such claim or demand may be settled without the consent of the Indemnifiable Party, which consent shall not be unreasonably withheld or delayed.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

10.3	Insurance.

During the term of this Agreement, each Party shall subscribe and maintain adequate liability insurance to cover its obligations hereunder and shall provide evidence thereof upon reasonable request of the other Party and, where feasible, advance notice, but in any event, written notice of any pending termination or pending lapse of such insurance. The type and amount of insurance coverage required hereunder shall be the same as that required under the Supply Agreement. Nothing in this Agreement may be construed to limit a party’s liability hereunder to the amount of insurance carried by a Party.

10.4	Limitation of Liability.

Except for SANOFI’s breach of Articles 7 or 11, Sections 10.1 or 10.2, or clauses (iv), (v) or (vi) of Section 4.1, the total sum recoverable against SANOFI by CPP in respect of any and all claims, liabilities, obligations, judgments, penalties, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees) under this Agreement, other than under Section 10.1.1, shall not exceed [*****].In no event shall either Party be liable to the other PaRty under or with respect to this Agreement for any indirect, incidental, consequential, special or punitive damages of any kind, including any loss of profits. The foregoing limits of liability shall not apply to any party’s indemnification obligations under this Article 10.

11	- CONFIDENTIALITY

11.1 Confidentiality Agreement.

The Parties hereby novate and incorporate by reference into this Agreement that certain confidentiality agreement effective as of January 28, 2009 attached to the Supply Agreement as Schedule 12.1, and hereby confirm its applicability to the terms of and transactions contemplated by this Agreement. In addition, the Parties hereby extend the term of the obligations in the Confidentiality Agreement to a date which is ten years after the later of the following: i) the Term of this Agreement; or ii) the term of any Intellectual Property Rights in the Improvements or the Results, whichever is later.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

11.2	No Publicity.

Neither Party will issue or disseminate any press release or statement, nor initiate any communication of information regarding the existence of the terms of this Agreement, written or oral, to the communications media or a third party without the prior written consent of the other Party. The foregoing shall not apply to required public releases necessary for compliance with Applicable Law in which case the Party making such disclosure will consult with the other Party and take into consideration the comments of the other Party on the wording and timing of any required public announcement. Both Parties agree that the names of the other Party, its officers, employees and agents will not be used for purposes of any public commercial activity without their prior written consent.

12	- FORCE MAJEURE

Neither party shall be liable for failure or delays in performance of its obligations resulting from any event of force majeure, provided further that the party claiming such excuse shall provide prompt written notice to the other setting forth the reason for and the estimated length of such delay, which should not exceed one month and shall exert all reasonable commercial efforts to avoid or remedy such force majeure. If the force majeure event is estimated to and/or lasts more than one month days, the Parties shall meet to agree on the appropriate actions to take including but not limited to the possibility to terminate the Agreement in accordance with Section 8.1.

13	- ASSIGNMENT - SUBCONTRACTING

13.1	Assignment.

This Agreement shall be binding upon and insure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party without the prior written consent of the other Party and any attempted assignment without such required consent shall be null and void, except that either Party may assign its rights under this Agreement to an Affiliate or in connection with the purchase of all or substantially all of the assets pertaining the DFMO Product and no such assignment will relieve the assigning Party of liability. It is understood between the Parties that such approval shall not be unreasonably withheld.

13.2	Subcontracting.

SANOFI may subcontract the performance of certain of its obligations under a specific Statement of Work to qualified third parties, provided that (a) SANOFI notifies CPP in writing in advance of the proposed subcontractor and identifies the specific Services to be performed by the subcontractor and the subcontractor shall performs those Services in a manner consistent with and subject to the terms and conditions of this Agreement, including without limitation the obligations under Articles 7 and 11, and (c) SANOFI shall remain liable for the performance of the subcontractor. Additionally, Affiliates of SANOFI may perform Services under this Agreement or a Statement of Work for SANOFI without the consent of CPP. For clarification, it is understood by the parties that the term “SANOFI” may be understood to include subcontractors when describing tasks to be performed, where such subcontractors are authorized in accordance with this section. If CPP advises SANOFI that CPP objects to the use of any particular subcontractor, SANOFI will duly consider those objections in determining whether to retain the services of the subcontractor in performing the Services.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

14	- MISCELLANEOUS PROVISIONS

14.1 Severability: The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and the invalidity and unenforceability of this Agreement shall not affect the validity or enforceability in any jurisdiction in which such determination had not been made except to the extent such invalidity or unenforceability causes this Agreement to no longer contain all of the material provisions reasonably expected by the Parties to be contained. The Parties, however, agree to substitute any invalid or unenforceable provision by a valid and enforceable provision which maintains, to the fullest extent possible, the respective interests of the Parties as established by the present terms and conditions of the Agreement.

14.2	Waiver: This Agreement may only be amended, supplemented or modified and any provision of this Agreement may only be waived, pursuant to a written instrument making specific reference to this Agreement and executed authorized representatives of the Parties.

14.3	Notices: Unless otherwise specifically provided herein, all notices required or permitted by this Agreement shall be in writing and in English and shall be personally delivered, mailed by registered mail, sent by telefax with acknowledgement of receipt, or sent by DHL, or similar courier requiring signature on receipt, addressed to each Party’s respective address first listed above, as follows:

CPP:	SANOFI:

Attention: Jeffrey E. Jacob, CEO	Attention: Sr. Director, CEPiA US
Telephone: +1-520-908-7774	Telephone: +1 908 981-4986
Telefax: +1-520-232-2191	Telefax: 1 908 9817981
E-mail: jjacob@canprevent.com	E-mail Pierre.Bay@sanofi.com

with a copy to:
cbrannen@canprevent.com

14.4 Entire Agreement: This Agreement, the Exhibits hereto, and the provisions of the Supply Agreement to the extent they are referenced hereby or incorporated herein, constitute the entire understanding and agreement between the Parties with respect to the matters herein and supersede any previous agreements, understandings, or statement of intent in each case, written or oral, of every nature between the Parties with respect to those matters. To the extent any provision of this Agreement is inconsistent with the provisions of a SOW, the provisions of this Agreement shall prevail, unless a SOW specifically states that a particular term of the SOW shall control if conflicting with this Agreement.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

14.5.   Further Assurances: Either party must take whatever additional action and execute whatever additional documents may be necessary or advisable to fulfill its obligations under this Agreement.

14.6   Good Faith. Each Party hereby warrants, represents, and attests to the other that it will exercise its good faith in performing under this Agreement.

14.7   Counterparts. This Agreement may be executed in two or more identical counterparts, each of which will be deemed to be an original, and all of which, taken together, will constitute one and the same agreement. Delivery of an executed counterpart signature by electronic mail in portable document format (.pdf) form, or by an other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same force and effect as physical delivery of the original paper document bearing the original signature, and each Party may use electronic representations of this Agreement as evidence of the execution and delivery of the Agreement by both Parties to the same extent that an original signature could be used.

14.8   Computation of Time. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event, or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or federal holiday in the United States, in which event the period runs until the end of the next day which is not a Saturday, Sunday or federal holiday

14.9   Independent Contractor. This Agreement is not intended to create, nor should it be construed as creating, an agency, joint venture, partnership or employer-employee relationship between SANOFI and CPP. Both Parties shall act solely as an independent contractor and shall have no right to act for or to sign the name of the other Party in any way or to make quotations or to write letters under the name of the other Party or to represent that the other Party is in any way responsible for any acts or omission of the Party.

14.10   Bilateral Warranties. The representations and warranties of the Parties set forth in Section 9.1 of the Supply Agreement are hereby incorporated in this Agreement, as if set forth in full, and reaffirmed by each Party.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

15	- GOVERNING LAW - DISPUTES

This Agreement shall be governed and construed in accordance with the laws of New Jersey, without regard to the conflicts of law principles thereof. Each Party may seek to enforce Articles 7 and 11 of this Agreement by equitable remedies, including without limitation injunction and specific performance, in any court of competent jurisdiction. The remedies provided for hereunder are cumulative and not exclusive to any remedy available at law or equity and are independent of all other remedies available at law or equity and severally enforceable. The parties will make all reasonable efforts to resolve problems, complaints or disputes relating to this Agreement, its construction or its breach (each a “Dispute”) by face-to-face, good faith negotiations between senior executives. If those negotiations fail to resolve the Dispute within sixty days after being first referred to their respective executive, then either party may bring judicial proceedings to resolve the matter in any state or federal court of competent jurisdiction sitting in Wilmington, Delaware. The prevailing party in any judicial proceeding regarding a dispute, controversy or claim is entitled to recover all of its costs and reasonable attorneys’ fees incurred in each proceeding, including any and all appeals or petitions from any proceeding. The prevailing party will be determined by the deciding tribunal based on which party succeeds in obtaining the relief, or in successfully obtaining or securing more of the relief it sought than that sought by the opposing party(ies).

IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

Made in two (2) original copies.

For SANOFI		For CPP

By:	/s/ Paul Chew	By:	/s/ Jeffrey Jacob
on 1/9/12		on 10/19/12
Name: Paul Chew		Name: Jeffrey Jacob
Title:		Title: CEO

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

EXHIBIT 1

[*****]

Scope for Phase [X] – Date [20__]

XYZ Product – Activity/Hours for Development

	Activity	Estimated Duration (Weeks)	Estimated Cost ($,€)
Task 1
1	[*****]	2 – 3
2	[*****]	13
3	[*****]	1
4	[*****]	5 – 6
5	[*****]	1 – 2
6	[*****]	1 – 2
Task 2
7	[*****]	8 – 10
8	[*****]	1
9	[*****]	24	*
10	[*****]	3 – 4
Task 3
11	[*****]	2 – 3
12	[*****]	2 – 3
13	[*****]	2 – 3
14	[*****]	2 – 3
15	[*****]	3 – 4
16	[*****]	1 – 2
17	[*****]
Task 4
18	[*****]	2
19	[*****]	2 – 3
20	[*****]		***
21	[*****]	26
Total Estimated – (without optional costs)			TBD
Total Estimated – (with all optional costs)			TBD

*Note 1

**Note 2

***Note 3

Operational Costs for Development (Phase X): XYZ Product

Material	Estimated Costs ($US)
Excipients	TBD
API – XYZ	TBD
API – 123	TBD
Tooling	TBD
Packaging	TBD
Total	TBD

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

Combined Costs for Activity/Hours and Operational Costs for Development (Phase X) XYZ Product

Expenditure	Estimated ($,€)
Total Estimated for Activity/Hours – (without optional costs)	TBD
Total Estimated for Activity/Hours – (with all optional costs)	TBD
Total Estimated Operational Costs	TBD
Range of Total Estimated Activity/Hours & Operational Costs*	TBD

*Range is dependent on the optional costs incurred

The above estimate for development hours & costs are extracted from Sanofi and XYZ development metrics. This estimate is based on the s-a Industrial Development team knowledge to date on the Eflornithine project and the associated estimated hours & costs for each individual task are success driven. In the event that unforeseen events may arise during development, additional hours & costs may be required to complete individual tasks or activities.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

EXHIBIT 2

CDA

Confidentiality Agreement effective January 28, 2009

See Attached.